    As filed with the Securities and Exchange Commission on October 1, 2001

                                                 Registration No. 333-__________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                        RIBOZYME PHARMACEUTICALS, INC.
              __________________________________________________
            (Exact Name of Registrant as Specified in its Charter)

                     Delaware                              34-1697351
                 (State or Other                         (IRS Employer
                  Jurisdiction of                       Identification
           Incorporation or Organization)                   Number)

                2950 Wilderness Place, Boulder, Colorado 80301
              ___________________________________________________
              (Address of Principal Executive Offices) (Zip Code)

          RIBOZYME PHARMACEUTICALS, INC. EMPLOYEE STOCK PURCHASE PLAN

   -------------------------------------------------------------------------
                           (Full Title of the Plans)

              Marvin Tancer                              COPIES TO:
      Ribozyme Pharmaceuticals, Inc.                 Karen L. Witt, Esq.
          2950 Wilderness Place                Rothgerber Johnson & Lyons LLP
         Boulder, Colorado 80301                1200 17th Street, Suite 3000
  (Name and Address of Agent for Service)          Denver, Colorado 80202
              (303) 449-6500                            (303) 623-9000

   --------------------------------------
  (Telephone Number of Agent for Service)

                                 CALCULATION OF REGISTRATION FEE

====================================================================================================
Title of Securities to   Amount to be     Proposed Maximum   Proposed Maximum        Amount of
    be Registered         Registered       Offering Price    Aggregate Offering   Registration Fee
                                              Per Share           Price
Common Stock                300,000            $5.71 (1)       $1,713,000 (1)          $428.25 (1)
====================================================================================================

     (1) Pursuant to Rule 457(c), (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following: 300,000 shares at a weighted average exercise price of $5.71 a share which represents the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market System on September 27, 2001.

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Ribozyme Pharmaceuticals, Inc. Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (file No. 333-07135) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on June 28, 1996, including periodic reports that the Registrant filed after the previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E on Form S-8. The reports the Registrant has most recently filed with the Commission are listed below:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on March 30, 2001;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2001, as filed pursuant to Section 13(a) of the Exchange Act on May 11, 2001 and for the quarterly period ended June 30, 2001, filed on August 14, 2001;

     (c) All other reports filed pursuant to Section 13(a) or 13(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above;

     (d) The description of the common stock of the Registrant, par value $.01 (the "Company Stock"), contained in the Company's Registration Statement on form 8-A filed by the Company under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     (e) Proxy Statement filed as of April 20, 2001 in connection with the Annual Meeting of Shareholders held on May 17, 2001.

     All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

     The Exhibits listed on the accompanying Index to Exhibits are filed as a part hereof, or incorporated by reference into, this Registration Statement.

     Exhibit 4     Ribozyme Pharmaceuticals, Inc. Employee Stock Purchase Plan.
     Exhibit 5     Opinion of Rothgerber Johnson & Lyons LLP.
     Exhibit 23.1  Consent of Ernst & Young LLP.
     Exhibit 23.2  Consent of Rothgerber Johnson & Lyons LLP (included in
                   Exhibit 5 hereto).
     Exhibit 24    Power of Attorney (included on signature page hereto).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder and the State of Colorado, on this 1st day of October, 2001.

                              RIBOZYME PHARMACEUTICALS, INC.

                              By:  /s/ Howard W. Robin
                                   -------------------------------------
                                   Howard W. Robin
                                   Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Howard
W. Robin and Marvin Tancer, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or causes to be done by virtue hereof.


      Signature                                Title

/s/ Ralph E. Christoffersen          Chairman of the Board
---------------------------------
Ralph E. Christoffersen

/s/ Howard W. Robin                  Director, Chief Executive Officer
---------------------------------
Howard W. Robin

/s/ Jeremy L. Curnock Cook           Director
---------------------------------
Jeremy L. Curnock Cook

/s/ John Groom                       Director
---------------------------------
John Groom

/s/ David Ichikawa                   Director
---------------------------------
David Ichikawa

      Signature                                Title

/s/ Samuel R. Saks                   Director
---------------------------------
Samuel R. Saks

/s/ Anders P. Wiklund                Director
---------------------------------
Anders P. Wiklund

                                 EXHIBIT INDEX


Exhibit No.                    Description                              Page No.
--------------------------------------------------------------------------------

          4  Ribozyme Pharmaceuticals, Inc. Employee Stock
             Purchase Plan.

          5  Opinion of Rothgerber Johnson & Lyons LLP.

       23.1  Consent of Ernst & Young LLP.

       23.2  Consent of Rothgerber Johnson & Lyons LLP (included in
             Exhibit 5 hereto).

         24  Power of Attorney (included on signature page hereto).